Exhibit 99.3
May 2, 2023 First Quarter 2023 Financial Results

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements May 2, 2023

2 Edison International First Quarter Highlights Q1 2023 EPS driven primarily by rate base earnings GAAP EPS: $0.81 Core EPS1 : $1.09 EIX issued $500 million junior subordinated notes achieving $250 million of equity content Substantial portion of EIX 2023 financing plan completed EIX affirms 2023 Core EPS guidance $4.55–4.85 2023 Core EPS1 SCE filed 2023–2025 Wildfire Mitigation Plan By end of 2025, SCE expects to have replaced about 75% of overhead lines in HFRA2 EIX reiterates long-term Core EPS growth rate 5–7% Core EPS CAGR 2021–20253 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Refers to overhead distribution infrastructure in SCE”s high fire risk area (HFRA) 3. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 established September 16, 2021 May 2, 2023

SCE's 2023–25 Wildfire Mitigation Plan (WMP) builds upon the accomplishments and lessons from the 2020–22 WMP

In 2023, SCE is building on and extending the work already accomplished:

- Continue hardening the grid, including transmission lines
- Ramp up targeted undergrounding work in severe risk areas
- Continue reducing PSPS impacts, particularly with Access & Functional Needs customers
- Expand aerial fire suppression funding to year-round in 2023
- Further technological advancements

Grid Design & Hardening

Covered conductor & undergrounding

Fire-resistant poles

Protective devices & settings

Inspections

Aerial & ground

Vegetation Management

Line clearing, pole brushing, hazard tree assessments and remediations

Situational Awareness

Weather stations

Wildfire cameras

Fire spread modeling technology

Public Safety Power Shutoff

Critical care back-up batteries for eligible Medical Baseline customers

Community Resource Centers & Community Crew Vehicles to support during PSPS events

Aerial Fire Suppression

Continue partnership with local fire agencies

Advanced Technologies

Early Fault Detection, Rapid Earth Fault Current Limiter, Artificial Intelligence and Machine Learning

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Energy for What's Ahead℠ | 3

4 SCE’s operational excellence program includes >600 employee-driven ideas with capital and O&M benefits1 May 2, 2023 Major Themes Example High Impact Ideas Work Planning • Improve O&M cost efficiency by bundling work activities across inspections and repairs to reduce number of visits to the same asset • Optimize use of SCE's crews vs. contractors to perform construction and other tasks to manage costs while also developing employees' skills Procurement • Expand use of strategic sourcing to additional spend categories to secure better pricing • Optimize insourcing vs. outsourcing mix for certain work activities • Leverage reduced costs from vegetation management contractors to improve competitive bidding • Revise material management process at contractor warehouses Technology and Tools • Implement a single work management tool for vegetation management to optimize contractor assignments • Improve customer experience and lower service operating costs through self-service and optimized website 1. Financial benefits include O&M, costs recovered through balancing accounts, and capital expenditures

First Quarter Earnings Summary

		Q1 2023		Q1 2022		Variance
Basic Earnings Per Share (EPS)						
SCE	$	0.97	$	0.38	$	0.59
EIX Parent & Other		(0.16)		(0.16)		—
Basic EPS	**$**	**0.81**	**$**	**0.22**	**$**	**0.59**
Less: Non-core Items[1]						
SCE	$	(0.32)	$	(0.85)	$	0.53
EIX Parent & Other		0.04		—		0.04
Total Non-core Items	**$**	**(0.28)**	**$**	**(0.85)**	**$**	**0.57**
Core Earnings Per Share (EPS)						
SCE	$	1.29	$	1.23	$	0.06
EIX Parent & Other		(0.20)		(0.16)		(0.04)
Core EPS	**$**	**1.09**	**$**	**1.07**	**$**	**0.02**

Key SCE EPS Drivers[2]			
Lower revenue[3,4]		$	(0.03)
GRC escalation	0.20		
Other revenue	(0.23)		
Lower O&M[4]			0.28
Wildfire-related claims			0.01
Higher depreciation[4]			(0.13)
Higher net financing costs[4]			(0.16)
Income taxes[3]			0.04
Other			0.05
Property and other taxes[4]	(0.04)		
Other income and expenses	0.09		
Total core drivers		$	0.06
Non-core items[1]			0.53
Total		$	0.59

EIX EPS[2]		
EIX Parent and Other		(0.04)
Total core drivers	$	(0.04)
Non-core items[1]		0.04
Total	$	—

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2023 first quarter key EPS drivers are reported based on 2022 weighted-average share count of 380.7 million. 2023 first quarter weighted-average shares outstanding is 382.5 million
3. Includes $0.04 lower revenue related to higher tax benefits subject to balancing accounts and offset with income taxes
4. Includes $(0.16) recovered through regulatory mechanisms and offset with O&M $0.31, depreciation $(0.11), interest expense $(0.02) and property and other taxes $(0.02)

Note: Diluted earnings were $0.81 and $0.22 per share for the three months ended March 31, 2023 and 2022, respectively

May 2, 2023 Energy for What's Ahead℠ 5

6 5.4 5.7 6.0 5.8–5.9 6.7 Range 2021 2022 2023 2024 2025 2026 2027 2028 Case2 n/a n/a 5.7 5.2 5.3 SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid May 2, 2023 Capital deployment expected to increase in future GRC and other applications1 Capital Expenditures, $ in Billions 1. Forecast for 2024 includes amounts requested in track 4 of SCE’s 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle Future Requests In mid-May, SCE will file 2025 GRC application and EIX will extend capex and rate base forecasts to 2028 – Continued grid hardening – Infrastructure replacement – Investment supporting load growth and decarbonization objectives

7 From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment May 2, 2023 1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054 2. Range Case rate base reflects capital expenditure Range Case forecast Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in pivoting to a carbon-free economy Rate Base1 , $ in Billions 35.3 38.6 41.9 44.8–45.0 49.5 2021 2022 2023 2024 2025 ~9% 2021–2025 CAGR Future Requests Range Case2 n/a n/a 41.6 43.9 47.2

SCE will request CPUC cost recovery for 2017/2018 events, with first application targeted for Q3 2023

Applications for CPUC cost recovery

First application will be for TKM[1]

- Now target filing in Q3 2023
- Currently expect to request ~$2 billion (settlements + financing and legal costs)
- Plan to request securitization of approved amounts
  - Rate sensitivity to securitization: ~0.08¢/kWh per $1 billion of recovery (vs. current system average rate of 25.1¢/kWh)

Separate application for Woolsey

SCE continues to make substantial progress resolving claims

$ in Billions, as of March 31, 2023



8.8
Remaining[2]
0.9
Resolved
5.1
0.5
2.4
Cost recovery request of ~$6 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through March 31, 2023, including under the agreement with the Safety and Enforcement Division of the CPUC. As a result of management's first quarter 2023 review, a $90 million increase in estimated losses for the 2017/2018 Wildfire/Mudslide Events as of March 31, 2023, was recorded

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9 EIX affirms 2023 core EPS guidance of $4.55–4.85 May 2, 2023 1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications 2. 2023 guidance share count reflects shares outstanding as of Dec. 31, 2022. Dilution from shares issued during 2023 are reflected in EIX Parent and Other. 2023 YTD results based on weighted average share count in Q1 2023 Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding 2023 YTD 2023 Guidance Rate Base EPS 1.33 5.68 SCE Operational Variances 0.10 0.48–0.75 SCE Costs Excluded from Authorized (0.14) (0.71) EIX Parent and Other Operational expense (0.02) (0.14)–(0.13) Interest expense, preferred dividends (incl. dilution) (0.18) (0.76)–(0.74) EIX Consolidated Core EPS 1.09 $4.55–4.85 Share Count (in millions)2 382.5 382.2 EIX 2023 Core Earnings Per Share Guidance Range Building from SCE Rate Base EPS Rate Base CPUC FERC Rate Base ($Bn) $34.3 $7.7 Equity Ratio 52.00% 47.50% ROE 10.05% 10.30% EPS $4.69 $0.99 Modeling Considerations AFUDC 0.33 2022 CEMA decision true-up 0.14 Wildfire fund debt cost (0.09) Wildfire claims debt cost1 (0.44) (to be requested for recovery) Exec. compensation not in rates (0.18)

10 Significant portion of EIX 2023 financing plan accomplished early in the year, with strong investor support for offering May 2, 2023 1. Financing plans are subject to change 2. Equity content based on S&P methodology $1,400 $400 2.95% senior notes due March $600 term loan due April EIX 2023 Debt Maturities EIX 2023 Financing Plan Status1 $ in Millions Expect to issue securities with $300–400 million of equity content: – In March, issued $500 million of junior subordinated notes ($250 million equity content2 ) – Expect to generate ~$100 million common equity via internal programs ($20 million complete YTD) Expect to issue parent debt for remainder $400 term loan due November ✓ ✓ ✓ As of March 31, 2023

11 Strengthening business and credit profiles have improved rating agencies’ outlooks May 2, 2023 Completed $775 million securitization of AB 1054 capex in April1 Expect ~$2.1 billion of cash flow Q2 2023–2025 from approved and pending cost recovery applications Significant demand for recent debt issuances at EIX and SCE enabled best price and execution Most recent rating agency updates: – Fitch upgraded EIX and SCE in April 2023 – Moody’s upgraded EIX and SCE in Feb. 2023 – S&P continues to maintain stable outlook 1. Securitization of $730 million of AB 1054 capital expenditures plus associated financing costs SCE EIX Moody’s Baa1 Stable Baa2 Stable S&P BBB Stable BBB Stable Fitch BBB Stable BBB Stable Long-term Issuer Rating and Outlook As of May 1, 2023

12 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Oct. 1, 2022 Jan. 1, 2023 Apr. 1, 2023 Jul. 1, 2023 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE; also resets costs of debt and preferred if triggered May 2, 2023 ROE adjustment based on 12- month average of Moody’s Baa utility bond rates, measured from October 1 to September 30 If index exceeds 100 bps deadband from benchmark, authorized ROE changes by half the difference for 2024. Further, costs of debt and preferred are updated Benchmark value based on trailing 12 months average of Moody’s Baa index as of September 30, 2022 — 4.37% An average Moody's Baa utility bond yield of 4.94% or higher from April 26, 2023, through Sept. 30, 2023, would trigger mechanism to adjust upward CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Bond Index Rate (%), as of April 25, 2023 https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics Current Period Moving Average: 5.72% Current Spot Rate: 5.42% Minimum Avg. Rate to Trigger: 4.94% Benchmark: 4.37% Dead-band

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4% current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 60% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 75–80% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on May 1, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through December 31, 2022

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Energy for What's Ahead℠ | 13

Appendix

Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 8.5% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]



+6.7%
+1.5%
4.63
0.35
0.15
(0.19)
4.94
(0.24)
4.70
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
Non-Core items 0.28
GAAP EPS 4.42
2022 Core EPS
Rate Base Earnings
SCE Operational Variances[2]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[2]
Incr. WF Claims Debt Interest[3]
2023 Core EPS Guidance (@ Midpoint)[1]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

May 2, 2023 Energy for What's Ahead℠ 15

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS[3] *(based on capex levels)* 6.35–6.75	• CPUC ROE of 10.05% and FERC ROE 10.3% • Does not include potential upside from Cost of Capital Mechanism (~$0.28 EPS per 50bps change in CPUC ROE)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE of 10.05%

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Energy for What's Ahead℠ 16

Edison's near-term debt maturities are manageable with ~26% tied to SCE's operations or AB 1054 securitization

Currently Outstanding Debt Maturities (2023–2027)[1]

$ in Millions, as of March 31, 2023

	2023	2024	2025	2026	2027
Variable Rate (SOFR+)					
SCE: Operational	–	–	–	–	–
SCE: AB 1054 Bridge	730	–	–	–	–
SCE: Wildfire Claims	400	1,000	–	–	–
EIX Parent[2]	400	–	–	–	–
Total Variable Rate	**1,530**	**1,000**	**–**	**–**	**–**
Fixed Rate					
SCE: Operational	1,035	–	900	–	–
SCE: Wildfire Claims	750	1,150	300	350	1,350
EIX Parent	–	500	800	–	600
Total Fixed Rate	**1,785**	**1,650**	**2,000**	**350**	**1,950**
Total Debt[1]					
SCE: Operational	1,035	–	900	–	–
SCE: AB 1054 Bridge	730	–	–	–	–
SCE: Wildfire Claims	1,150	2,150	300	350	1,350
EIX Parent	400	500	800	–	600
Total Debt	**3,315**	**2,650**	**2,000**	**350**	**1,950**

SCE term loan bridges to 2023 securitization of AB 1054 capex (completed in April 2023); does not affect earnings

SCE will seek cost recovery of claims settlements and associated interest[3]

1. Does not include commercial paper borrowings, amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023. The company may choose to remarket the tax-exempt bonds at that time. The bonds mature in 2033
2. Classified as short-term debt on the balance sheet
3. Refers to CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance. Excludes insurance recoveries, FERC recoveries, and other ineligible amounts. SCE will include interest on debt issued to finance claims payments in recovery requests

May 2, 2023

Energy for What's Ahead℠

17

18 SCE continues to fund wildfire claims payments with debt May 2, 2023 Series Principal Due Rate 2021B 400 4/3/23 SOFR + 64bps 2021D 350 4/3/23 0.700% 2021J 400 8/1/23 0.700% 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2022E 350 6/1/52 5.450% Total $6,400 Annualized Interest1: ~$245 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of March 31, 2023 Interest expense not currently recoverable in rates, however, will be included in cost recovery applications for the 2017/2018 Wildfire/Mudslide Events SCE has waiver from CPUC, allowing exclusion with respect to certain non-cash charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Extension of waiver pending decision from CPUC 1. Pre-tax. Based on SOFR of 4.91% as of March 31, 2023

19 Q1 2023 Q1 2022 SCE $ 370 $ 147 EIX Parent & Other (60) (63) Basic Earnings $ 310 $ 8 4 Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (90) (396) Wildfire Insurance Fund expense (52) (53) 2021 NDCTP estimated loss (30) — Income tax benefits1 48 126 Subtotal SCE (124) (323) EIX Parent & Other Customer revenues for EIS insurance contract 22 — Income tax expense2 (4) — Subtotal EIX Parent & Other 1 8 — Less: Total non-core items $ (106) $ (323) SCE 494 470 EIX Parent & Other (78) (63) Core Earnings $ 416 $ 407 Earnings Non-GAAP Reconciliations May 2, 2023 1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28% 2. Customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20% Reconciliation of EIX GAAP Earnings to EIX Core Earnings Earnings (Losses) Attributable to Edison International, $ in Millions

20 EIX Core EPS Non-GAAP Reconciliations May 2, 2023 1. 2023 EPS drivers are presented based on weighted-average share counts of 382.5 million; 2022 EPS drivers are presented based on weighted-average share counts of 380.7 million 2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28% 3. Customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20% Q1 2023 Q1 2022 Basic EPS $ 0.81 $ 0.22 Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (0.24) (1.04) Wildfire Insurance Fund expense (0.14) (0.14) 2021 NDCTP estimated loss (0.08) — Income tax benefit2 0.14 0.33 Subtotal SCE (0.32) (0.85) EIX Parent & Other Customer revenues for EIS insurance contract 0.06 — Income tax expense3 (0.02) — Subtotal EIX Parent & Other 0.04 — Less: Total non-core items (0.28) (0.85) Core EPS $ 1.09 $ 1.07 Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International1

21 Low High Basic EIX EPS $4.27 $4.57 Total Non-Core Items1 (0.28) (0.28) Core EIX EPS $4.55 $4.85 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations May 2, 2023 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2023 EPS Attributable to Edison International

22 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non-GAAP Financial Measures May 2, 2023